As filed with the Securities and Exchange Commission on March ____, 2000.

                            Registration No 333-94675
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-3
                                 Amendment No. 2
                             Registration Statement
                                      Under
                           THE SECURITIES ACT OF 1933

                               CEL-SCI Corporation
               (Exact name of registrant as specified in charter)

                                    Colorado
                 (State or other jurisdiction of incorporation)

                                                   8229 Boone Blvd. #802
                                                  Vienna, Virginia  22182
          84-09l6344                                  (703) 506-9460
   (IRS Employer I.D.      (Address, including zip code, and telephone number
         Number)               including area of principal executive offices)

                                  Geert Kersten
                              8229 Boone Blvd. #802
                             Vienna, Virginia 22182
                                 (703) 506-9460
          (Name and address, including zip code, and telephone number, including area code, of agent for service)

         Copies of all communications, including all communications sent to the agent for service, should be sent to:

                              William T. Hart, Esq.
                                  Hart & Trinen
                             1624 Washington Street
                             Denver, Colorado 80203
                                 (303) 839-0061

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
                 As soon as practicable after the effective date
                         of this Registration Statement

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration for the same offering.
[  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

Title of each                          Proposed      Proposed
  Class of                             Maximum       Maximum
Securities             Securities      Offering     Aggregate     Amount of
  to be                 to be          Price Per    Offering    Registration
Registered            Registered       Unit (1)      Price          Fee
---------             ----------      -----------   ---------   ------------

Common stock (2)         1,148,592        $2.45    $2,814,050     $   744
Common stock (3)           402,007        $2.45       984,918         260
Common stock (4)         1,327,300        $2.45     3,251,885         858
Common stock (5)            25,000        $2.45        61,250          16
                      ------------                -----------   ---------

Total                    2,902,899                 $7,112,103      $1,878
                         =========                 ==========      ======



(1) Offering price computed in accordance with Rule 457(c). (2) Shares of common stock to be sold by the selling shareholders.
(3) Shares of common stock issuable upon the exercise of Series A Warrants. The Series A Warrants were issued in connection with the sale of CEL-SCI's common stock to the selling shareholders. Includes additional shares which may be issued due to potential adjustments to Warrant exercise price.
(4) Shares of common stock which may be issuable upon the exercise of Series B Warrants. The Series B Warrants were also issued in connection with the sale of CEL-SCI's common stock to the selling shareholders. The actual number of shares issuable upon the exercise of the Series B warrants (if any) will vary depending upon a number of factors, including the price of the Company's common stock at certain dates.
(5) Shares of common stock issuable upon the exercise of Sales Agent's Warrants.

      Pursuant to Rule 416, this Registration Statement includes such indeterminate number of additional securities as may be required for issuance upon the exercise of the warrants as a result of any adjustment in the number of securities issuable by reason of the anti-dilution provisions of the Series A Warrants, the Series B Warrants and/or the Sales Agent's Warrants.

      The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of l933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS
                              CEL-SCI CORPORATION
                                  Common Stock

      By means of this prospectus certain shareholders of CEL-SCI Corporation are offering to sell up to 2,902,899 shares of CEL-SCI's common stock, which amount includes shares of common stock which may be issuable upon the exercise of Series B warrants. The actual number of shares issuable upon the exercise of the Series B warrants (if any) will vary depending upon a number of factors, including the price of CEL-SCI's common stock at certain dates. However, based upon the market price of the Company's common stock as of the date of this prospectus, the Company would not be required to issue any shares upon the exercise of the Series B warrants and the selling shareholders would only be able to sell 1,575,599 shares of common stock.

    The securities offered by this prospectus are speculative and involve a high degree of risk and should be purchased only by persons who can afford to lose their entire investment. Prospective investors should consider certain important factors described under "Risk Factors" beginning on page ___ of this prospectus.

    These Securities Have Not Been Approved or Disapproved by the Securities and Exchange Commission Nor Has the Commission Passed Upon the Accuracy or Adequacy of this Prospectus.
Any Representation to the Contrary is a Criminal Offense.

    CEL-SCI's common stock is traded on the American Stock Exchange. On March __, 2000 the closing price of CEL-SCI's common stock on the American Stock Exchange was $_____.






                 The date of this prospectus is March ___, 2000

PROSPECTUS SUMMARY

      THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS.



CEL-SCI

      CEL-SCI Corporation was formed as a Colorado corporation in 1983. CEL-SCI is involved in the research and development of certain drugs and vaccines. CEL-SCI manufactures MULTIKINE, its first, and main, product, using CEL-SCI's proprietary cell culture technologies, which involve a combination, or "cocktail", of natural human interleukin-2 and certain lymphokines and cytokines. CEL-SCI is testing MULTIKINE to determine if it is effective in improving the immune response of cancer patients. CEL-SCI is testing its second most advanced product, HPG-30W, to determine if it is an effective vaccine/treatment against the AIDS virus. The third technology CEL-SCI is developing, Ligand Epitope Antigen Presentation System (LEAPS), is a T-cell modulation technology which health care professionals can use to direct a specific immune response in persons vaccinated with HGP-30W and to develop potential treatments and/or vaccines against various diseases. Present target diseases are AIDS, herpes simplex, malaria, tuberculosis, prostate cancer and breast cancer.

      Before human testing can begin with respect to a drug or biological product, preclinical studies are conducted in laboratory animals to evaluate the potential efficacy and the safety of a product. Human clinical studies generally involve a three-phase process. The initial clinical evaluation, Phase I, consists of administering the product and testing for safe and tolerable dosage levels. Phase II trials continue the evaluation of safety and determine the appropriate dosage for the product, identify possible side effects and risks in a larger group of subjects, and provide preliminary indications of efficacy. Phase III trials consist of testing for actual clinical efficacy within an expanded group of patients at geographically dispersed test sites.

      CEL-SCI has funded the costs associated with the clinical trials relating to CEL-SCI's technologies, research expenditures and CEL-SCI's administrative expenses with the public and private sales of shares of CEL-SCI's common stock and borrowings from third parties, including affiliates of CEL-SCI.

      CEL-SCI does not expect to develop commercial products for several years, if at all. CEL-SCI has had operating losses since its inception, had an accumulated deficit of approximately $(54,332,000) at December 31, 1999, and expects to incur substantial losses for the foreseeable future.

      CEL-SCI's executive offices are located at 8229 Boone Blvd., #802, Vienna, Virginia 22182, and its telephone number is (703) 506-9460.

THE OFFERING

Securities Offered:

      By means of this prospectus certain CEL-SCI shareholders are offering to sell up to 2,902,899 shares of the common stock of CEL-SCI. CEL-SCI refers to the owners of these shares as the selling shareholders in this prospectus.

Common Stock Outstanding:   As of March 24, 2000, CEL-SCI had
                            20,415,706   shares  of  common   stock  issued  and
                            outstanding. The number of outstanding shares does not give effect to shares which may be issued upon the exercise and/or conversion of options, warrants or other convertible securities held by the selling shareholders or other persons. See "Comparative
                            Share Data".

Risk Factors:               The purchase of the securities  offered by
                            this prospectus involves a high degree of risk. Risk factors include the lack of revenues and history of loss, need for additional capital and need for FDA approval. See the "Risk Factors" section of this prospectus for additional Risk Factors.

AMEX Symbol:                CVM

Summary Financial Data

                              Three Months Ended      Years Ended September 30,
                                December 31, 1999      1999            1998
                                  (Unaudited)
Investment Income and
  Other Revenues                   $30,048          $  469,518     $  792,994

Expenses:
  Research and Development         995,024           4,461,051      3,833,854

Depreciation and Amortization       70,780             268,210        295,331

General and Administrative         668,652           3,230,982      3,106,492
                             -------------         -----------   ------------

Net Loss                       $(1,704,408)        $(7,490,725)   $(6,442,683)
                               ============        ============   ============

Accretion of Preferred Stock            --                  --      1,980,000

Preferred Stock Dividends               --                  --             --
                             -------------------------------------------------

Net Loss attributable to
common stock holders           $(1,704,408)        $(7,490,725)   $(8,422,683)
                               ============        ============   ============

Loss per common share (basic)  $     (0.10)        $     (0.52    $     (0.74)
                               ============       ============    ============

Loss per common share (diluted)$     (0.10)        $    (0.52     $     (.74)
                               ============       ===========     ============

Weighted average
  common shares
  outstanding                   17,270,008          14,484,352     11,379,437
                                ==========          ==========     ==========

Balance Sheet Data
                              December 31,               September 30,
                                 1999                 1999           1998

Working Capital               $6,840,980          $6,152,715    $12,926,014
Total Assets                   8,081,817           7,559,772     14,431,813
Current Liabilities              263,508             433,265        427,147
Long Term and Other Liabilities   28,321              28,321         29,382
Total Liabilities                291,829             461,586        456,529
Shareholders' Equity                               7,789,988      7,098,186
13,975,284

RISK FACTORS

      Investors should be aware that this offering involves certain risks, including those described below, which could adversely affect the value of their holdings of common stock. CEL-SCI does not make, nor has it authorized any other person to make, any representation about the future market value of CEL-SCI's common stock. In addition to the other information contained in this prospectus, the following factors should be considered carefully in evaluating an investment in the Shares offered by this prospectus

CEL-SCI Has Earned Only Limited Revenues and Has a History of Losses.

      CEL-SCI has had only limited revenues since it was formed in 1983. Since the date of its formation and through December 31, 1999 CEL-SCI incurred net losses of approximately $(54,332,000). During the years ended September 30, 1997, 1998 and 1999 CEL-SCI suffered losses of $(8,189,458), $(6,442,683) and
$(7,490,725) respectively. CEL-SCI has relied principally upon the proceeds of public and private sales of securities to finance its activities to date. All of CEL-SCI's potential products are in the early stages of development, and any commercial sale of these products will be many years away. Accordingly, CEL-SCI expects to incur substantial losses for the foreseeable future.

      There can be no assurance CEL-SCI will be profitable. At the present time, CEL-SCI intends to use available funds to finance CEL-SCI's operations. Accordingly, while payment of dividends rests within the discretion of the Board of Directors, no common stock dividends have been declared or paid by CEL-SCI. CEL-SCI does not presently intend to pay dividends on its common stock and there can be no assurance that common stock dividends will ever be paid.

If Cel-Sci cannot obtain additional capital, Cel-Sci may have to delay or postpone development and research expenditures which may influence Cel-Sci's ability to produce a timely and competitive product.

      Clinical and other studies necessary to obtain approval of a new drug can be time consuming and costly, especially in the United States, but also in foreign countries. The different steps necessary to obtain regulatory approval, especially that of the Food and Drug Administration, involve significant costs and may require several years to complete. CEL-SCI expects that it will need additional financing over an extended period of time in order to fund the costs of future clinical trials, related research, and general and administrative expenses. There can be no assurance that CEL-SCI will be able to obtain additional funding from other sources.

If Cost Estimates for Clinical Trials and Research Are Inaccurate CEL-SCI Will Require Additional Funding.

      CEL-SCI's estimates of the costs associated with future clinical trials and research may be substantially lower than the actual costs of these activities. If CEL-SCI's cost estimates are incorrect, CEL-SCI will need additional funding for its research efforts.

Any failure to obtain or any delay in obtaining  required  regulatory  approvals
may  adversely  affect  the  ability  of  potential   licensees  or  CEL-SCI  to
successfully market any products they may develop.

      Therapeutic agents, drugs and diagnostic products are subject to approval, prior to general marketing, by the FDA in the United States and by comparable agencies in most foreign countries. The process of obtaining FDA and corresponding foreign approvals is costly and time consuming, particularly for pharmaceutical products such as those which might ultimately be developed by CEL-SCI, VTI or its licensees, and there can be no assurance that such approvals will be granted. Also, the extent of adverse government regulations which might arise from future legislative or administrative action cannot be predicted.

CEL-SCI has, at the present time, only one source of multikine and if this source could not, for any reason, supply CEL-SCI with Multikine, CEL-SCI estimates that it would take approximately six to ten months to obtain supplies of Multikine under an alternative manufacturing arrangement.

       CEL-SCI has an agreement with an unrelated corporation for the production, until August 2000, of Multikine for research and testing purposes. CEL-SCI does not know what cost it would incur to obtain an alternative source of supply.

There can be no assurance that CEL-SCI will achieve or maintain a competitive position or that other technological developments will not cause CEL-SCI's proprietary technologies to become uneconomical or obsolete.

      The biomedical field in which CEL-SCI is involved is undergoing rapid and significant technological change. The successful development of therapeutic agents from CEL-SCI's compounds, compositions and processes through

CEL-SCI-financed research or as a result of possible licensing arrangements with pharmaceutical or other companies, will depend on its ability to be in the technological forefront of this field.

      Many pharmaceutical and biotechnology companies are developing products for the prevention or treatment of cancer and AIDS. Many of these companies have substantial financial, research and development, and marketing resources and are capable of providing significant long-term competition either by establishing in-house research groups or by forming collaborative ventures with other entities. In addition, both smaller companies and non-profit institutions are active in research relating to cancer and AIDS and are expected to become more active in the future.

CEL-SCI's Patents Might Not Protect CEL-SCI's Technology from Competitors.

      Certain aspects of CEL-SCI's technologies are covered by U.S. and foreign patents. In addition, CEL-SCI has a number of patent applications pending. There is no assurance that the applications still pending or which may be filed in the future will result in the issuance of any patents. Furthermore, there is no assurance as to the breadth and degree of protection any issued patents might afford CEL-SCI. Disputes may arise between CEL-SCI and others as to the scope and validity of these or other patents. Any defense of the patents could prove costly and time consuming and there can be no assurance that CEL-SCI will be in a position, or will deem it advisable, to carry on such a defense. Other private and public concerns, including universities, may have filed applications for, or may have been issued, patents and are expected to obtain additional patents and other proprietary rights to technology potentially useful or necessary to CEL-SCI. The scope and validity of such patents, if any, the extent to which CEL-SCI may wish or need to acquire the rights to such patents, and the cost and availability of such rights are presently unknown. Also, as far as CEL-SCI relies upon unpatented proprietary technology, there is no assurance that others may not acquire or independently develop the same or similar technology. CEL-SCI's first MULTIKINE patent will expire in the year 2000. Since CEL-SCI does not know if it will ever be able to sell MULTIKINE on a commercial basis, CEL-SCI cannot predict what effect the expiration of this patent will have on CEL-SCI. Notwithstanding the above, CEL-SCI believes that trade secrets and later issued patents will protect the technology associated with Multikine past the year 2000.

CEL-SCI's Product Liability Insurance May Not Be Adequate to Protect CEL-SCI from Possible Losses.

      Although CEL-SCI has product liability insurance for Multikine and its HGP-30 vaccine, the successful prosecution of a product liability case against CEL-SCI could have a materially adverse effect upon its business if the amount of any judgment exceeds CEL-SCI's insurance coverage.

The Loss of Management and Scientific Personnel Could Adversely Affect CEL-SCI.

      CEL-SCI is dependent for its success on the continued availability of its executive officers. The loss of the services of any of CEL-SCI's executive officers could have an adverse effect on CEL-SCI's business. CEL-SCI does not carry key man life insurance on any of its officers. CEL-SCI's future success will also depend upon its ability to attract and retain qualified scientific personnel. There can be no assurance that CEL-SCI will be able to hire and retain such necessary personnel.

Shares Issuable Upon the Conversion of Options, Warrants and Convertible Securities May Depress the Price of CEL-SCI's Common stock.

      CEL-SCI has issued options to its officers, directors, employees and consultants which allow the holders to acquire additional shares of CEL-SCI's common stock. In some cases CEL-SCI has agreed that, at its expense, it will make appropriate filings with the Securities and Exchange Commission so that the securities issuable upon the exercise of the options will be available for public sale. Such filings could result in substantial expense to CEL-SCI and could hinder future financings by CEL-SCI.

      Until the options expire, the holders will have an opportunity to profit from any increase in the market price of CEL-SCI's common stock without assuming the risks of ownership. Holders of the options may exercise them at a time when CEL-SCI could obtain additional capital on terms more favorable than those provided by the options. The exercise of the options will dilute the voting interest of the owners of presently outstanding shares of CEL-SCI's common stock and may adversely affect the ability of CEL-SCI to obtain additional capital in the future. The sale of the shares of common stock issuable upon the exercise of the options could adversely affect the market price of CEL-SCI's stock.

         In December 1999 and January 2000, CEL-SCI sold 1,148,592 shares of its common stock, plus Series A and Series B warrants, to three private investors. The Series A warrants permit the holders of the warrants to purchase 402,007 shares of CEL-SCI's common stock at a price of $2.925 per share at any time prior to December 8, 2002. The Series B warrants allow the investors, under certain circumstances, to acquire additional shares of CEL-SCI's common stock at a nominal price in the event:

o     The price of CEL-SCI's common stock falls below $2.4375 per share or

o CEL-SCI raises in excess of $1,000,000 at a price which is below either the then prevailing market price of CEL-SCI's common stock or $2.4375 per share.

         In March 2000, CEL-SCI sold an additional 1,026,666 shares of its common stock, plus Series C and Series D warrants, to the same three private investors. The Series C warrants permit the holders of the warrants to purchase 413,334 shares of CEL-SCI's common stock at a price of $8.50 per share at any time prior to March 15, 2003. The Series D warrants allow the investors, under certain circumstances, to acquire additional shares of CEL-SCI's common stock at a nominal price in the event:

o         The price of CEL-SCI's common stock falls below $6.52 per share or

o CEL-SCI raises in excess of $1,000,000 at a price which is below either the then prevailing market price of CEL-SCI's common stock or $6.52 per share.

      Since the price of CEL-SCI's common stock has been volatile in the past, investors could experience substantial dilution upon the exercise of the Series B or Series D warrants if there is a decline in the market price of CEL-SCI's common stock. See "Comparative Share Data".

      The 1,148,592 shares of common stock sold in the December 1999 and January 2000 private offering, as well as the shares of common stock issuable upon the exercise of the Series A and B warrants, are being offered for public sale by means of this prospectus. The 1,026,666 shares of common stock sold in the March 2000 private offering, as well as the shares of common stock issuable upon the exercise of the Series C and D warrants, will be offered for public sale by means of a separate registration statement which will be filed with the Securities and Exchange Commission. The issuance of common stock upon the exercise of the Series A, B C and D warrants, as well as future sales of such common stock, or the perception that such sales could occur, could adversely affect the market price of CEL-SCI's common stock.

CEL-SCI may be required to make payments to the holders of the Series B warrants.

      In December 1999 and January 2000, CEL-SCI sold 1,148,592 shares of its common stock, plus Series A and Series B warrants, to three private investors for $2,800,000. The Series B warrants allow the holders, under certain circumstances, to acquire additional shares of CEL-SCI's common stock at a nominal price in the event (i) the price of CEL-SCI's common stock falls below $2.44 per share prior to certain vesting dates, or (ii) CEL-SCI raises in excess of $1,000,000 at a price which is below either the then prevailing market price of CEL-SCI's common stock or $2.44 per share.

      In March 2000,  CEL-SCI sold  1,026,666  shares of its common stock,  plus
Series C and Series D warrants, to the same three private investors for $7,700,000. The Series D warrants also allow the holders, under certain circumstances, to acquire additional shares of CEL-SCI's common stock at a nominal price in the event (i) the price of CEL-SCI's common stock falls below $6.52 per share prior to certain vesting dates, or (ii) CEL-SCI raises in excess of $1,000,000 at a price which is below either the then prevailing market price of CEL-SCI's common stock or $6.52 per share.

      The actual number of shares issuable upon the exercise of the Series B and Series D warrants (if any) will vary depending upon a number of factors, including the price of CEL-SCI's common stock at certain dates.

      CEL-SCI's common stock trades on the American Stock Exchange. The rules of the AMEX require a corporation, the securities of which are listed on the AMEX, to obtain shareholder approval if 20% or more of a corporation's common stock will be sold in a private offering and below the greater of the book value or market price of the corporation's common stock.

      For purposes of applying this particular rule to the Series B and Series D warrants, the AMEX will consider the issuance of any common stock upon the exercise of the Series B or Series D warrants to be a sale of CEL-SCI's common stock at less than market price since the exercise price of the Series B and Series D warrants is nominal.

      Consequently, the AMEX rule would prohibit CEL-SCI from issuing more than 3,400,297 shares of common stock as a result of the exercise of the Series B and Series D warrants unless shareholder approval is obtained for the issuance of the additional shares.

      It is possible, depending upon the future market price of CEL-SCI's common stock, that more than 3,400,297 shares could be issued upon the exercise of the Series B and Series D warrants.

      In order to avoid any violation of the AMEX rules relating to the issuance of shares below the market price of CEL-SCI's common stock, the terms of the Series B and Series D warrants provide that no more than 3,400,297 shares may be issued unless CEL-SCI obtains shareholder approval for the issuance of such additional shares.

      If CEL-SCI fails to obtain or elects not to obtain shareholder approval for the issuance of the additional shares CEL-SCI will be required to pay the holders of the Series B and Series D warrants an amount equal to the then market value of the shares which would otherwise be issuable upon the exercise of the Series B or Series D warrants had shareholder approval been obtained.

The Market Price for CEL-SCI's Common Stock is Volatile.

      The market price of CEL-SCI's common stock, as well as the securities of other biopharmaceutical and biotechnology companies, have historically been highly volatile, and the market has from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. Factors such as fluctuations in CEL-SCI's operating results, announcements of technological innovations or new therapeutic products by CEL-SCI or its competitors, governmental regulation, developments in patent or other proprietary rights, public concern as to the safety of products developed by CEL-SCI or other biotechnology and pharmaceutical companies, and general market conditions may have a significant effect on the market price of CEL-SCI's common stock.

                             COMPARATIVE SHARE DATA

      As of March 24, 2000, the shareholders of CEL-SCI owned 20,415,706 shares of common stock. The following table illustrates the comparative stock ownership of the present shareholders of CEL-SCI, as compared to the investors in this offering, assuming all warrants held by the selling shareholders are exercised.

                                                     Number of          Note
                                                      Shares          Reference

   Shares outstanding as of March 24, 2000           20,415,706

   Shares offered by selling shareholders:

   Shares purchased from CEL-SCI                      1,148,592

   Shares issuable upon exercise of                     402,007            A
   Series A warrants

   Shares issuable upon exercise of
   Series B warrants                                         --            A

   Shares issuable upon exercise of                      25,000            B
   sales agent warrants

   Shares which will be outstanding, assuming the
   exercise of all warrants listed above             21,991,305

   Percentage of CEL-SCI's  common stock
   represented  by shares offered by this
   prospectus, assuming the exercise of all
   warrants listed above                                    7.7%

      The number of shares outstanding as of March 24, 2000 excludes shares which may be issued upon the exercise and/or conversion of options, warrants and other convertible securities previously issued by CEL-SCI. See table below.

Other Shares Which May Be Issued:

      The following table lists additional shares of CEL-SCI's common stock which may be issued as the result of the exercise of outstanding options, warrants or the conversion of other securities issued by CEL-SCI:

                                                  Number of           Note
                                                   Shares          Reference

   Shares issuable upon exercise of               1,100,000            C
   warrants sold to investors in
   December 1997 private offering

   Shares issuable upon exercise of
   options granted to investor relations
   consultants                                      115,000            D

   Shares  issuable upon  exercise of options
   and warrants  granted to CEL-SCI's officers,
   directors, employees, consultants, and third
   parties                                        2,658,846            E

   Shares issuable upon exercise of                 413,334            F
   Series C warrants

   Shares issuable upon exercise of
   Series D warrants                                     --            F

A. In December 1999 and January 2000, CEL-SCI sold 1,148,592 shares of its common stock, plus Series A and Series B warrants, to a group of private investors for $2,800,000. The Series A warrants allow the holders to purchase up to 402,007 shares of CEL-SCI's common stock at a price of $2.925 per share at any time prior to December 8, 2002. The Series B warrants allow the holders, under certain circumstances, to acquire additional shares of CEL-SCI's common stock at a nominal price in the event:

o the price of CEL-SCI's common stock falls below $2.4375 per share prior to certain fixed vesting dates, or
o CEL-SCI raises in excess of $1,000,000 at a price which is below either the then prevailing market price of CEL-SCI's common stock or $2.4375 per share.

      The fixed vesting dates for the purposes of the Series B warrants are:

                                December 8, 2000
                                  June 8, 2001
                                December 8, 2001
                                  June 8, 2002
                                December 8, 2002

      Other vesting dates will occur when an extraordinary event occurs, such as a change in the control of CEL-SCI, the bankruptcy or liquidation of CEL-SCI, or the failure of CEL-SCI's common stock to be listed on the American Stock Exchange, the NASDAQ Stock Market or the NASDAQ SmallCap market.

      Upon the occurrence of a vesting date, the additional shares (if any) which CEL-SCI will be required to issue to the holders of the Series B warrants will be determined in accordance with the following formula:

            [(C x PA) / A]  -  C

            C     =     The number of shares purchased by the Series B warrant
                        holder and not yet sold

            PA = The Adjustment Price from the immediately preceding vesting date or, with respect to the first vesting date, $2.4375.

            A = Adjustment price, which is equal to the lesser of $2.4375, or the average of the 10 lowest closing bid prices of CEL-SCI's common stock during the 30 trading days immediately preceding the vesting date.

      In addition to the foregoing, if CEL-SCI raises in excess of $1,000,000 through the sale of common stock, or securities convertible into common stock, at a price which is below either the then prevailing market price of CEL-SCI's common stock or $2.4375 per share, then the holders of the Series B warrants will be entitled to receive additional shares of CEL-SCI's common stock in accordance with the following formula:

            [(C x $2.4375) / D]  -  C

            C = The number of shares purchased by the Series B warrant holder and not yet sold on the date of the financing.

            D = An amount equal to the lesser of the average of the closing bid prices of CEL-SCI's common stock for the 10 trading days immediately preceding the date of the financing, or the price per share of the common stock, or common stock equivalent (as the case may be), sold in the financing.

      The actual number of shares issuable upon the exercise of the Series B warrants (if any) will vary depending upon a number of factors, including the price of CEL-SCI's common stock at certain dates. Accordingly, the number of shares (if any) which may be issued upon the exercise of the Series B warrants cannot be determined at this time. However, based upon the market price of CEL-SCI's common stock on January 12, 2000, CEL-SCI would not be required to issue any material shares of its common stock if the Series B warrants were exercised as of that date.

B. In connection with CEL-SCI's December 1999 sale of common stock and warrants, Reedland Capital Partners, a division of Financial West Group, acted as the sales agent for such offering and received a commission of $125,000 plus Series A warrants to purchase 25,000 shares of CEL-SCI's common stock. The sales agent warrants are exercisable at a price of $2.925 per share at any time prior to December 8, 2002. The shares issuable upon the exercise of the sales agent warrants are being offered for sale to the public by means of this prospectus. See "Selling Shareholders".

C. In December 1997, CEL-SCI sold 10,000 shares of its Series D Preferred Stock, and 1,100,000 warrants, to ten institutional investors for $10,000,000. All Series D Preferred shares were subsequently converted into 5,201,400 shares of CEL-SCI's common stock. Warrants for the purchase of 550,000 shares of common stock are exercisable at a price of $8.62 at any time prior to December 22, 2001. Warrants for the purchase of 550,000 shares of common stock are exercisable at a price of $9.31 at any time prior to December 22, 2001. As of December 31, 1999 none of the warrants had been exercised. The shares issuable upon the exercise of warrants are being offered for sale to the public by means of a separate registration statement which has been filed with the Securities and Exchange Commission.

D. CEL-SCI has granted options for the purchase of 115,000 shares of common stock to certain investor relations consultants in consideration for services provided to CEL-SCI. The options are exercisable at prices ranging between $2.50 and $5.00 per share and expire between June 2000 and February 2004. The 115,000 shares issuable upon the exercise of these options are being offered for sale to the public by means of a separate registration statement which has been filed with the Securities and Exchange Commission.

E. The options are exercisable at prices ranging from $2.38 to $11.00 per share. CEL-SCI may also grant options to purchase additional shares under its Incentive Stock Option and Non-Qualified Stock Option Plans.

F. In March 2000, CEL-SCI sold 1,026,666 shares of its common stock, plus Series C and Series D warrants, to the same private investors referred to in Note A for $7,700,000. The Series C warrants allow the holders to purchase up to 413,334 shares of CEL-SCI's common stock at a price of $8.50 per share at any time prior to March 21, 2003. The Series D warrants allow the holders, under certain circumstances, to acquire additional shares of CEL-SCI's common stock at a nominal price in the event:

o the price of CEL-SCI's common stock falls below $6.52 per share prior to certain fixed vesting dates, or
o CEL-SCI raises in excess of $1,000,000 at a price which is below either the then prevailing market price of CEL-SCI's common stock or $6.52 per share.

      The fixed vesting dates for the purposes of the Series D warrants are:

                                 March 16, 2001
                               September 16, 2001
                                 March 16, 2002
                               September 16, 2002
                                 March 16, 2003

      Other vesting dates will occur when an extraordinary event occurs, such as a change in the control of CEL-SCI, the bankruptcy or liquidation of CEL-SCI, or the failure of CEL-SCI's common stock to be listed on the American Stock Exchange, the NASDAQ Stock Market or the NASDAQ SmallCap market.

      Upon the occurrence of a vesting date, the additional shares (if any) which CEL-SCI will be required to issue to the holders of the Series D warrants will be determined in accordance with the following formula:

            [(C x PA) / A]  -  C

            C     =     The number of shares purchased by the Series D warrant
                        holder and not yet sold

            PA = The Adjustment Price from the immediately preceding vesting date or, with respect to the first vesting date, $6.52.

            A = Adjustment price, which is equal to the lesser of $6.52, or the average of the 10 lowest closing bid prices of CEL-SCI's common stock during the 30 trading days immediately preceding the vesting date.

      In addition to the foregoing, if CEL-SCI raises in excess of $1,000,000 through the sale of common stock, or securities convertible into common stock, at a price which is below either the then prevailing market price of CEL-SCI's common stock or $6.52 per share, then the holders of the Series D warrants will be entitled to receive additional shares of CEL-SCI's common stock in accordance with the following formula:

            [(C x $6.52) / D]  -  C

            C = The number of shares purchased by the Series B warrant holder and not yet sold on the date of the financing.

            D = An amount equal to the lesser of the average of the closing bid prices of CEL-SCI's common stock for the 10 trading days immediately preceding the date of the financing, or the price per share of the common stock, or common stock equivalent (as the case may be), sold in the financing.

      The actual number of shares issuable upon the exercise of the Series D warrants (if any) will vary depending upon a number of factors, including the price of CEL-SCI's common stock at certain dates. Accordingly, the number of shares (if any) which may be issued upon the exercise of the Series D warrants cannot be determined at this time. However, based upon the market price of CEL-SCI's common stock on March 24, 2000, CEL-SCI would not be required to issue any material shares of its common stock if the Series D warrants were exercised as of that date.

                              SELLING SHAREHOLDERS

      In December 1999 and January 2000, CEL-SCI sold 1,148,592 shares of its common stock, plus Series A and Series B warrants, to three private investors. The Series A warrants permit the holders of the warrants to purchase 402,007 shares of CEL-SCI's common stock at a price of $2.925 per share at any time prior to December 8, 2002. The Series B warrants allow the investors, under certain circumstances, to acquire additional shares of CEL-SCI's common stock at a nominal price in the event

o    the price of  CEL-SCI's  common stock falls below  $2.4375 per share,  or

o CEL-SCI raises in excess of $1,000,000 at a price which is below either the then prevailing market price of CEL-SCI's common stock or $2.4375 per share.

      The actual number of shares issuable upon the exercise of the Series B warrants (if any) will vary depending upon a number of factors, including the price of CEL-SCI's common stock at certain dates. Accordingly, the number of shares (if any) which may be issued upon the exercise of the Series B warrants cannot be determined at this time. However, based upon the market price of CEL-SCI's common stock on March 24, 2000, CEL-SCI would not be required to issue any material shares of its common stock if the Series B warrants were exercised as of that date. See "Comparative Share Data". The 1,148,592 shares sold to the three investors, as well as the shares issuable upon the exercise of the Series A and Series B warrants, are being offered to the public by means of this prospectus.

      In connection with the December 1999 financing, Reedland Capital Partners, an Institutional Division of Financial West Group, received a commission of $125,000 plus Series A warrants to purchase 25,000 shares of Cel-Sci's common stock at $2.925 per share for its role as sales agent. The 25,000 shares are also being offered to the public by means of this prospectus.

      The three private investors and the sales agent are referred to in this prospectus as the "selling shareholders". CEL-SCI will not receive any proceeds from the sale of the shares by the selling shareholders.

      The names of the selling shareholders are:

                                                                    Shares
                                       Shares        Shares          Which
                                        Which         Which         May Be
                                       May be         May be        Acquired
                                       Acquired      Acquired         Upon                     Share
                                         Upon         Upon        Exercise of     Shares to    Owner
                                      Exercise of   Exercise of   Series B and     be Sold      ship
                             Shares    Series A      Series C       Series D       in this      After
      Name                   Owned     Warrants      Warrants       Warrants     Offering     Offering
----------------             -----     --------      --------      ----------    ----------    -------
                              (1)                                      (2)

Advantage Fund II Ltd.     1,353,846    287,179       214,724           --        1,107,692    533,333
Koch Investment Group, Ltd.  605,128     71,795       161,043           --          276,923    400,000
Mooring Capital LLC          126,284     43,033        37,577           --          165,984     93,333
Reedland Capital Partners         --     25,000            --           --           25,000         --
                             -------    --------       ------                       --------   --------
                           2,180,258    427,007       413,334                     1,575,599
                           =========    =======       =======                     =========


(1) Excludes shares issuable upon the exercise of the Series A, B, C or D warrants. See "Comparative Share Data" for information concerning the terms of these warrants. Share ownership represents shares purchased in the December 1999/January 2000 and the March 2000 private offerings.

                                     Shares Purchased
                              December 1999/
                              January 2000     March 2000        Total Shares
Selling Shareholder            Offering         Offering             Owned

Advantage Fund II Ltd.          820,513          533,333          1,353,846
Koch Investment Group, Ltd.     205,128          400,000            605,128
Mooring Capital LLC             122,951           93,333            216,284
                             ----------        ---------         ----------

                              1,148,592        1,026,666          2,180,258
                              =========        =========          =========

      Upon the completion of this offering, and assuming all shares offered by the selling shareholders are sold, the selling shareholders will own the following percentages of the Company's common stock.

Selling Shareholder                       Percentage Ownership

Advantage Fund II Ltd.                            2.4%
Koch Investment Group, Ltd.                       1.8%
Mooring Capital, LLC                              0.4%
Reedland Capital Partners                           --

(2) Based upon the price of CEL-SCI's common stock as of March 24, 2000, no shares are issuable pursuant to the terms of the Series B or D warrants.

      For purposes of the foregoing table, it is assumed that all shares owned, or which may be acquired, by the selling shareholders are sold to the public by means of this prospectus.

     Genesee International Inc., of which Mr. Donald R. Morken is the controlling stockholder, has voting and investment power over the securities beneficially owned by Advantage Fund II Ltd. Koch Industries, Inc., of which Messrs. Charles Koch and David Koch are controlling stockholders, have voting and investment power over the securities beneficially owned by Koch Investment Group Ltd. Mooring Capital LLC is controlled by John M. Jacquemin. Mr. Jacquemin is a director of CEL-SCI Corporation.

      Each Series A and Series B warrant holder is prohibited from exercising the warrants to the extent that such exercise would result in such holder, together with any affiliate of the warrant holder, beneficially owning in excess of 4.999% of the outstanding shares of CEL-SCI's common stock following such exercise. This restriction may be waived by each holder on not less than 61 days' notice to CEL-SCI. However, the 4.999% limitation would not prevent each warrant holder from acquiring and selling in excess of 4.999% of CEL-SCI's common stock through a series of acquisitions and sales under the warrants so long as the warrant holder never beneficially owns more than 4.999% of CEL-SCI's common stock at any one time.

      Each Series C and Series D warrant holder is prohibited from exercising the warrants to the extent that such exercise would result in such holder, together with any affiliate of the warrant holder, beneficially owning in excess of 9.999% of the outstanding shares of CEL-SCI's common stock following such exercise. This restriction may be waived by each holder on not less than 61 days' notice to CEL-SCI. However, the 9.999% limitation would not prevent each warrant holder from acquiring and selling in excess of 9.999% of CEL-SCI's common stock through a series of acquisitions and sales under the warrants so long as the warrant holder never beneficially owns more than 9.999% of CEL-SCI's common stock at any one time.

Plan of Distribution

      The selling shareholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling shareholders may use any one or more of the following methods when selling shares:

o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
o an exchange distribution in accordance with the rules of the applicable exchange;
o    privately negotiated transactions;
o    short sales;
o broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;
o    a combination of any such methods of sale; and
o    any other method permitted pursuant to applicable law.

      The selling shareholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

      The selling shareholders may also engage in short sales against the box, puts and calls and other transactions in securities of CEL-SCI or derivatives of CEL-SCI securities and may sell or deliver shares in connection with these trades. The selling shareholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling shareholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

      Broker-dealers engaged by the selling shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling shareholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

      The selling shareholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

      CEL-SCI is required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling shareholders. CEL-SCI has agreed to indemnify the selling shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

      CEL-SCI has advised the selling shareholders that in the event of a "distribution" of the shares owned by the selling shareholder, such selling shareholders, any "affiliated purchasers", and any broker/dealer or other person who participates in such distribution may be subject to Rule 102 under the Securities Exchange Act of 1934 ("1934 Act") until their participation in that distribution is completed. A "distribution" is defined in Rule 102 as an offering of securities "that is distinguished from ordinary trading transactions by the magnitude of the offering and the presence of special selling efforts and selling methods". CEL-SCI has also advised the selling shareholders that Rule 102 under the 1934 Act prohibits any "stabilizing bid" or "stabilizing purchase" for the purpose of pegging, fixing or stabilizing the price of the common stock in connection with this offering. Rule 101 makes it unlawful for any person who is participating in a distribution to bid for or purchase stock of the same class as is the subject of the distribution.

      CEL-SCI has agreed to indemnify the selling shareholders and any securities broker/dealers who may be deemed to be underwriters against certain liabilities, including liabilities under the Securities Act as underwriters or otherwise.

                            DESCRIPTION OF SECURITIES

Common Stock

      CEL-SCI is authorized to issue 100,000,000 shares of common stock, (the "common stock"). Holders of common stock are each entitled to cast one vote for each share held of record on all matters presented to shareholders. Cumulative voting is not allowed; hence, the holders of a majority of the outstanding common stock can elect all directors.

      Holders of common stock are entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available therefor and, in the event of liquidation, to share pro rata in any distribution of CEL-SCI's assets after payment of liabilities. The board is not obligated to declare a dividend. It is not anticipated that dividends will be paid in the foreseeable future.

      Holders of common stock do not have preemptive rights to subscribe to additional shares if issued by CEL-SCI. There are no conversion, redemption, sinking fund or similar provisions regarding the common stock . All of the outstanding shares of Common stock are fully paid and non-assessable.

Preferred Stock

      CEL-SCI is authorized to issue up to 200,000 shares of preferred stock. CEL-SCI's Articles of Incorporation provide that the Board of Directors has the authority to divide the preferred stock into series and, within the limitations provided by Colorado statute, to fix by resolution the voting power, designations, preferences, and relative participation, special rights, and the qualifications, limitations or restrictions of the shares of any series so established. As the Board of Directors has authority to establish the terms of, and to issue, the preferred stock without shareholder approval, the preferred stock could be issued to defend against any attempted takeover of CEL-SCI.

      See "Comparative Share Data" for information concerning CEL-SCI's Series D preferred stock.

Transfer Agent

      American Securities Transfer, Inc., of Denver, Colorado, is the transfer agent for CEL-SCI's common stock.

                                     EXPERTS

      The consolidated financial statements of CEL-SCI Corporation as of September 30, 1999 and 1998, and for each of the three years in the period ended September 30, 1999 incorporated by reference in this prospectus from CEL-SCI's Annual Report on Form 10-K for the year ended September 30, 1999, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                 INDEMNIFICATION

      CEL-SCI's bylaws authorize indemnification of a director, officer, employee or agent of CEL-SCI against expenses incurred by him in connection with any action, suit, or proceeding to which he is named a party by reason of his having acted or served in such capacity, except for liabilities arising from his own misconduct or negligence in performance of his duty. In addition, even a director, officer, employee, or agent of CEL-SCI who was found liable for misconduct or negligence in the performance of his duty may obtain such indemnification if, in view of all the circumstances in the case, a court of competent jurisdiction determines such person is fairly and reasonably entitled to indemnification. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling CEL-SCI pursuant to the foregoing provisions, CEL-SCI has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                             ADDITIONAL INFORMATION

      CEL-SCI is subject to the requirements of the Securities Exchange Act of l934 and is required to file reports, proxy statements and other information with the Securities and Exchange Commission. Copies of any such reports, proxy statements and other information filed by CEL-SCI can be read and copied at the Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C., 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding CEL-SCI. The address of that site is http://www.sec.gov.

      CEL-SCI will provide, without charge, to each person to whom a copy of this prospectus is delivered, including any beneficial owner, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference below (other than exhibits to these documents, unless the exhibits are specifically incorporated by reference into this prospectus). Requests should be directed to:

                               CEL-SCI Corporation
                             8229 Boone Blvd., #802
                             Vienna, Virginia 22182
                                 (703) 506-9460

         The  following   documents   filed  with  the   Commission  by  CEL-SCI
(Commission   File  No.  0-11503)  are   incorporated  by  reference  into  this
prospectus:

(1) CEL-SCI's Annual Report on Form 10-K for the fiscal year ended September 30, 1999.

(2) CEL-SCI's Quarterly Report (unaudited) on Form 10-Q for the quarter ended December 31, 1999.

(3) CEL-SCI's Proxy Statement relating to the March 17, 2000 shareholders' meeting.

      All documents filed with the Securities and Exchange Commission by CEL-SCI pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference into this prospectus and to be a part of this prospectus from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

      CEL-SCI has filed with the Securities and Exchange Commission a Registration Statement under the Securities Act of l933, as amended, with respect to the securities offered by this prospectus. This prospectus does not contain all of the information set forth in the Registration Statement. For further information with respect to CEL-SCI and such securities, reference is made to the Registration Statement and to the exhibits filed with the Registration Statement. Statements contained in this prospectus as to the contents of any contract or other documents are summaries which are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. The Registration Statement and related exhibits may also be examined at the Commission's internet site.

      No dealer salesman or other person has been authorized to give any information or to make any representations, other than those contained in this prospectus. Any information or representation not contained in this prospectus must not be relied upon as having been authorized by CEL-SCI. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby in any state or other jurisdiction to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has been no change in the affairs of CEL-SCI since the date of this prospectus.




                                     TABLE OF CONTENTS

                                                                          Page
Prospectus Summary..................................................       5
Risk Factors........................................................       9
Comparative Share Data..............................................      12
Selling shareholders................................................      15
Description of Securities...........................................      19
Experts.............................................................      20
Indemnification.....................................................      20
Additional Information..............................................      21

                                  Common stock

                               CEL-SCI CORPORATION

                                   PROSPECTUS

                                     PART II
                     Information Not Required in Prospectus


Item 14.  Other Expenses of Issuance and Distribution

             SEC Filing Fee                                    $   5,429
             Blue Sky Fees and Expenses                            2,000
             Printing and Engraving Expenses                       2,000
             Legal Fees and Expenses                              10,000
             Accounting Fees and Expenses                          3,000
             Miscellaneous Expenses                                2,571
                                                               ---------

             TOTAL                                               $25,000

             All expenses other than the S.E.C. filing fees are estimated.

Item 25.  Indemnification of Officers and Directors.

      It is provided by Section 7-109-102 of the Colorado Revised Statutes and CEL-SCI's Bylaws that CEL-SCI may indemnify any and all of its officers, directors, employees or agents or former officers, directors, employees or agents, against expenses actually and necessarily incurred by them, in connection with the defense of any legal proceeding or threatened legal proceeding, except as to matters in which such persons shall be determined to not have acted in good faith and in the best interest of CEL-SCI.

Item 16.  Exhibits

3(a) Articles of  Incorporation         Incorporated
                                        by   reference   to   Exhibit   3(a)  of
                                        CEL-SCI's     combined      Registration
                                        Statement on Form S-1 and Post-Effective
                                        Amendment  ("Registration   Statement"),
                                        Registration Nos.
                                        2-85547-D and 33-7531.

 (b)  Amended  Articles                 Incorporated   by
                                        reference  to Exhibit  3(a) of CEL-SCI's
                                        Registration   Statement  on  Form  S-1,
                                        Registration Nos. 2-85547-D and 33-7531.

 (c)  Amended Articles                  Filed as Exhibit 3(c) to CEL-SCI's
      (Name change only)                Registration Statement on Form S-1
                                        Registration Statement (No. 33-34878).

 (d)     Bylaws                        Incorporated by reference to Exhibit 3(b)
                                       of CEL-SCI's Registration Statement on
                                       Form  S-1, Registration Nos. 2-85547-D
                                       and 33-7531.

(a)   Specimen copy of               Incorporated by reference to Exhibit 4(a)
                                     of Stock Certificate CEL-SCI's Registration
                                     Statement on Form S-1 Registration Nos.
                                     2-85547-D and 33-7531.

5.    Opinion of Counsel             Previously filed

10(e) Employment Agreement with      Filed with Amendment Number 1 to CEL-
      Geert Kersten                  SCI's Registration Statement on Form  S-1
                                     (Commission File Number 33-43281).

10(i) Securities Purchase Agreement
      (schedule)                     Previously filed.

10(j) Form of Callable (Series A)    Previously Filed.
      Warrant

10(k) Form of Adjustable (Series B)
      Warrant                        Previously Filed.

10(l) Registration Rights Agreement  Previously Filed.

10(m) Securities  Purchase  Agreement,  ______________________________
      together with Schedule reuquired
      by Instruction 2 to Item 601
      Regulation S-K

10(n) Form of Callable (Series C)      ______________________________
      Warrant

10(o) Form of Adjustable (Series D)
      Warrant                          ------------------------------

10(p) Registration Rights Agreement    ------------------------------

23(a) Consent of Hart & Trinen         Previously filed.

  (b)  Consent of Deloitte & Touche, LLP ____________________________

Item 17. Undertakings.

      The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement.

(i) To include any prospectus required by Section l0(a)(3) of the Securities Act of l933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement, including (but not limited to) any addition or deletion of a managing underwriter.

         (2) That, for the purpose of determining any liability under the Securities Act of l933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         Insofar as indemnification for liabilities arising under the Securities Act of l933 may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                POWER OF ATTORNEY

         The registrant and each person whose signature appears below hereby authorizes the agent for service named in this Registration Statement, with full power to act alone, to file one or more amendments (including post-effective amendments) to this Registration Statement, which amendments may make such changes in this Registration Statement as such agent for service deems appropriate, and the Registrant and each such person hereby appoints such agent for service as attorney-in-fact, with full power to act alone, to execute in the name and in behalf of the Registrant and any such person, individually and in each capacity stated below, any such amendments to this Registration Statement.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of l933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vienna, State of Virginia, on the 24th day of March, 2000.

                                       CEL-SCI CORPORATION


                                       By: /s/ Maximilian de Clara
                                         Maximilian de Clara, President

      Pursuant to the requirements of the Securities Act of l933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                            Title                    Date


 /s/ Maximilian de Clara       Director and Principal      March 24, 2000
------------------------       Executive Officer
 Maximilian de Clara

 /s/ Geert R. Kersten          Director, Principal         March 24, 2000
-------------------------       Financial Officer
Geert R. Kersten               and Chief Executive
                                Officer


Alexander G. Esterhazy            Director

 /s/ John M. Jacquemin           Director                  March 24, 2000
-------------------------
John M. Jacquemin,
by Geet R. Kersten, his attorney-in-fact

                               CEL-SCI CORPORATION
                            REGISTRATION STATEMENT ON
                                    FORM S-3
                                 AMENDMENT NO. 2


                                    EXHIBITS